Exhibit 10.57

ABBOTT LABORATORIES

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

On «Grant_Date» (the “Grant Date”), Abbott Laboratories hereby grants to «First Name» «MI» «Last Name» (the “Employee”) a Performance Restricted Stock Unit Award (the “Award”) of «NoShares12345» restricted stock units (the “Units”).

The Award is granted under the Program and is subject to the provisions of the Program, the Program prospectus, the Program administrative rules, applicable Company policies, and the terms and conditions set forth in this Agreement. In the event of any inconsistency among the provisions of this Agreement, the provisions of the Program, the Program prospectus, and the Program administrative rules, the Program shall control. This Award is intended to conform with the qualified performance-based compensation requirements of Section 162(m) of the Code and the regulations thereunder, to the extent applicable, and shall be construed accordingly.

The terms and conditions of the Award are as follows:

1.          Definitions. To the extent not defined herein, capitalized terms shall have the same meaning as in the Program.

(a)         Agreement: This Performance Restricted Stock Unit Agreement.

(b)         Cause: Cause shall mean the following, as determined by the Company in its sole discretion:

(i)          material breach by the Employee of the terms and conditions of the Employee’s employment, including, but not limited to:

(A)        material breach by the Employee of the Code of Business Conduct;

(B)        material breach by the Employee of the Employee’s employment contract, if any;

(C)        commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment;

(D)        wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or

(E)        failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or

(ii)         to the extent permitted by applicable law, engagement by the Employee, directly or indirectly, for the benefit of the Employee or others, in any activity, employment or business which is competitive with the Company or any of its Subsidiaries.

(c)         Code of Business Conduct: The Company’s Code of Business Conduct, as amended from time to time.

(d)         Controlled Group:

(i)          Abbott and any corporation, partnership and proprietorship under common control (as defined under the aggregation rules of subsections 414 (b), (c), or (m) of the Code) with Abbott; and

(ii)         during the period of the TAP Pharmaceutical Products Inc. (“TAP”) joint venture between Takeda Pharmaceutical Company Limited and Abbott ending April 30, 2008, TAP and any corporation, partnership and proprietorship under common control (as defined above) with TAP.

(e)         Data: Certain personal information about the Employee held by the Company and the Subsidiary that employs the Employee (if applicable), including (but not limited to) the Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program.

(f)         Disability: As of a particular date, the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of at least six (6) months under (i) the terms of the Abbott Laboratories Long-Term Disability Plan (formerly known as the Extended Disability Plan) (the “LTD Plan”), or (ii) if the Employee’s employer does not participate in the LTD Plan, such similar accident and health plan providing replacement benefits in which the Employee’s employer participates.

(g)         Employee’s Representative: The Employee’s legal guardian or other legal representative.

(h)         Program: The Abbott Laboratories 2017 Incentive Stock Program.

(i)          Retirement:

(i)          Except as provided under (iii) below, for employees hired by the Controlled Group prior to January 1, 2004, Retirement means any of the following:

•            age 50 with 10 years of service;

•            age 65 with at least three (3) years of service; or

•            age 55 with an age and service combination of 70 points, where each year of age is one (1) point and each year of service is one (1) point.

(ii)         Except as provided under (iii) below, for employees hired by the Controlled Group after December 31, 2003, Retirement means any of the following:

•            age 55 with 10 years of service; or

•            age 65 with at least three (3) years of service.

(iii)       For participants in the Abbott Laboratories Pension Plan for Former BASF and Former Solvay Employees, Retirement means any of the following:

•            age 55 with 10 years of service; or

•            age 65 with at least three (3) years of service.

(iv)        For purposes of calculating service under this Section 1(i), except as otherwise provided by the Committee or its delegate, service is earned only if performed for a member of the Controlled Group while that Controlled Group member is a part of the Controlled Group. Program administrative rules apply in determining Retirement eligibility and credited service.

(v)         If an Employee has a Termination and (A) as of the date of that Termination met the definition of Retirement, and (B) is subsequently rehired by a member of the Controlled Group, then for purposes of this Agreement that Employee will continue to be treated as meeting the definition of Retirement.

(j)          Termination: A severance of employment for any reason (including Retirement) from the Company and all Subsidiaries. Any Termination shall be effective on the last day the Employee performs services for or on behalf of the Company or its Subsidiary, and employment shall not be extended by any statutory or common law notice of termination period.

2.          Delivery Dates and Shareholder Rights. The Delivery Dates for Shares underlying the Units are the respective dates on which the Shares are payable to the Employee pursuant to Section 4 below. Prior to the Delivery Date(s):

(a)         the Employee shall not be treated as a shareholder as to those Shares underlying the Units, and shall have only a contractual right to receive Shares, unsecured by any assets of the Company or its Subsidiaries;

(b)         the Employee shall not be permitted to vote the Shares underlying the Units; and

(c)         the Employee’s right to receive such Shares will be subject to the adjustment provisions relating to mergers, reorganizations, and similar events set forth in the Program.

Subject to the requirements of local law, the Employee shall receive cash payments equal to the dividends and distributions paid on Shares underlying the Units (the “Dividend

Equivalents”) (other than dividends or distributions of securities of the Company which may be issued with respect to its Shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent and on the same date (or as soon as practicable thereafter) as if each Unit were a Share; provided, however, that no Dividend Equivalents shall be payable to or for the benefit of the Employee with respect to dividends or distributions the record date for which occurs on or after the date the Employee has forfeited the Units, or the date the Units are settled. For purposes of compliance with the requirements of Code Section 409A, to the extent applicable, the specified date for payment of any Dividend Equivalents to which the Employee is entitled under this Section 2 is the calendar year during the term of this Agreement in which the associated dividends or distributions are paid on Shares underlying the Units. The Employee shall have no right to determine the year in which Dividend Equivalents will be paid.

3.          Restrictions. The Units are subject to the forfeiture provisions in Sections 5 and 6 below. The Units are not earned and may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of (collectively, the “Restrictions”) until the Units are settled.

4.          Lapse of Restrictions. Subject to Sections 5 and 6 below:

(a)         During Employment. While the Employee is employed with the Company or its Subsidiaries:

(i)          the Restrictions on one-third of the total number of Units will lapse on «M_1st_yr_vest», provided the Company’s prior year return on equity is a minimum of [•] percent;

(ii)         the Restrictions on an additional one-third of the total number of Units will lapse on «M_2nd_yr_vest», provided the Company’s prior year return on equity is a minimum of [•] percent; and

(iii)       the Restrictions on an additional one-third of the total number of Units will lapse on «M_3rd_yr_vest», provided the Company’s prior year return on equity is a minimum of [•] percent.

If the Restrictions do not lapse on the respective date set forth in subsection 4(a)(i), (ii), and (iii) above, such Restrictions shall not lapse at a later date.

Units for which Restrictions have lapsed, as described in this subsection 4(a), shall be settled in the form of Shares on the date(s) on which such Restrictions lapse (each, a “Delivery Date”). Unless indicated otherwise, Shares shall be delivered in an equal number (subject to rounding) as of each Delivery Date.

(b)         Retirement. The Restrictions shall continue to apply in the event of the Employee’s Termination due to Retirement, but may lapse thereafter in accordance with the provisions of subsection 4(a), in which case any Units not previously settled shall be settled in the form of Shares on the Delivery Date(s) set forth in subsection 4(a) above occurring after the date of such Retirement as if the Employee had remained employed. Notwithstanding the foregoing, in the event of the Employee’s death after his or her Termination due to Retirement, for any Units not previously settled on a Delivery Date, the restrictions shall lapse on the Employee’s date of death and the Units will be settled in the form of Shares as soon as administratively possible after, and effective as of, the date of death.

(c)         Death. The Restrictions shall lapse on the date of the Employee’s Termination due to death, and any Units not previously settled on a Delivery Date shall be settled (for the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution) in the form of Shares as soon as administratively possible after, and effective as of, the date of death.

(d)         Disability. The Restrictions shall lapse on the date of the Employee’s Disability, and any Units not previously settled on a Delivery Date shall be settled in the form of Shares as soon as administratively possible after, and effective as of, the date of Disability.

5.          Effect of Certain Bad Acts. Any Units not previously settled shall be cancelled and forfeited immediately if, in the sole opinion and discretion of the Committee or its delegate, the Employee engages in activity that constitutes Cause, whether or not the Employee experiences a Termination or remains employed with the Company or a Subsidiary.

6.          Forfeiture of Units. In the event of the Employee’s Termination for any reason other than Retirement, death or Disability, any Units with respect to which Restrictions have not lapsed as of the date of Termination shall be forfeited without consideration to the Employee or the Employee’s Representative. In the event that the Employee is terminated by the Company other than for Cause, the Company may, in its sole discretion, cause some or all of the Units not previously settled on a Delivery Date to continue to be subject to the Restrictions, provided such Restrictions may lapse thereafter in accordance with the provisions of subsection 4(a), in which case such Units shall be settled in the form of Shares on the Delivery Date(s) set forth in subsection 4(a) above occurring after the date of such Termination. In accepting this Award, the Employee acknowledges that in the event of Termination (whether or not in breach of local labor laws), the Employee’s right to vest in the Units, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law) and that the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of this Award.

7.          Withholding Taxes. The Company shall be entitled to withhold, or require the Employee to remit, any federal, state, local, and other applicable taxes (in U.S. or non-U.S. jurisdictions), including income, social security and Medicare withholding taxes arising from the grant of the Award, the lapse of Restrictions or the delivery of Shares pursuant to this Agreement by, without limitation:

(a)         having the Company withhold Shares;

(b)         tendering Shares received in connection with the Units back to the Company;

(c)         delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld;

(d)         selling Shares issued pursuant to the Units and having the Company withhold from proceeds of the sale of such Shares;

(e)         having the Company or a Subsidiary, as applicable, withhold from any cash compensation payable to the Employee; or

(f)         requiring the Employee to repay the Company or Subsidiary, in cash or in Shares, for taxes paid on the Employee's behalf.

Notwithstanding the foregoing, if the Employee is subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, any tax withholding obligations shall be satisfied by having the Company withhold a number of Shares otherwise issuable upon settlement of the Units that is sufficient to satisfy such obligations consistent with the Company's withholding practices.

If, to satisfy tax withholding obligations, the Company withholds Shares otherwise issuable to the Employee, the Employee shall be deemed to have been issued the full number of Shares underlying the Units, subject to the Restrictions set forth in this Agreement.

8.          No Right to Continued Employment. This Agreement and the Employee’s participation in the Program is not and shall not be interpreted to:

(a)         form an employment contract or relationship with the Company or its Subsidiaries;

(b)         confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries; or

(c)         interfere with the ability of the Company or its Subsidiaries to terminate the Employee’s employment at any time.

9.          Nature of Grant. In accepting this grant of Units, the Employee acknowledges that:

(a)         The Program is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)         This Award is a one-time benefit and does not create any contractual or other right to receive future grants of Units, benefits in lieu of Units, or other Program Benefits in the future, even if Units have been granted repeatedly in the past;

(c)         All decisions with respect to future Unit grants, if any, and their terms and conditions, will be made by the Committee, in its sole discretion;

(d)         Nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Employee;

(e)         The Employee is voluntarily participating in the Program;

(f)         The Units and Shares subject to the Units are:

(i)          extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its Subsidiaries, and are outside the scope of the Employee’s employment contract, if any;

(ii)         not intended to replace any pension rights or compensation;

(iii)       not part of the Employee’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or its Subsidiaries;

(g)         The future value of the Shares underlying the Units is unknown and cannot be predicted with certainty;

(h)         In consideration of the Award, no claim or entitlement to compensation or damages shall arise from the Units resulting from Termination (for any reason whatsoever) and the Employee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or electronically accepting this Agreement, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim;

(i)          The Units and the Benefits under the Program, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and

(j)          Neither the Company nor any of its Subsidiaries shall be liable for any change in value of the Units, the amount realized upon settlement of the Units or the amount realized upon a subsequent sale of any Shares acquired upon settlement of the Units, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate.

10.        Data Privacy.

(a)         Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Employee’s personal Data is necessary for the Company’s administration of the Program and the Employee’s participation in the Program. The Employee’s denial and/or objection to the collection, processing and transfer of personal Data may affect his or her ability to participate in the Program. As such (where required under applicable law), the Employee:

(i)          voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal Data as described herein; and

(ii)         authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Program.

(b)         Data may be provided by the Employee or collected, where lawful, from third parties, and the Company and the Subsidiary that employs the Employee (if applicable) will process the Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Program. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Employee’s participation in the Program.

(c)         The Company and the Subsidiary that employs the Employee (if applicable) will transfer Data as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and the Company and the Subsidiary that employs the Employee (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program. These recipients may be located throughout the world.

(d)         The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to:

(i)          obtain confirmation as to the existence of the Data;

(ii)         verify the content, origin and accuracy of the Data;

(iii)       request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and

(iv)        oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Employee’s participation in the Program.

The Employee may seek to exercise these rights by contacting his or her local human resources manager.

(e)         Upon request of the Company or the Subsidiary that employs the Employee (if applicable), the Employee agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required), as deemed necessary by the Company or the Subsidiary that employs the Employee (if applicable) for the purpose of administering the Employee’s participation in the

Program in compliance with the data privacy laws in the Employee’s country, either now or in the future. If the Employee fails to provide any such consent or agreement requested by the Company and/or the Subsidiary that employs the Employee (if applicable) and the Committee or its delegate determines that the collection, processing and/or transfer of Data without such consent or agreement would violate the laws in the Employee’s country, the Employee understands and agrees that the Employee will not be able to participate in the Program and the Award will be null and void.

11.        Form of Payment. The Company may, in its sole discretion, settle the Employee’s Units in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under local law; (ii) would require the Employee, the Company and/or its Subsidiaries to obtain the approval of any governmental and/or regulatory body in the Employee’s country; (iii) would result in adverse tax consequences for the Employee or the Company; or (iv) is administratively burdensome. Alternatively, the Company may, in its sole discretion, settle the Employee’s Units in the form of Shares but require the Employee to sell such Shares immediately or within a specified period of time following the Employee’s Termination (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Employee’s behalf).

12.        Private Placement. The grant of this Unit is not intended to be a public offering of securities in the Employee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and this grant of Units is not subject to the supervision of the local securities authorities.

13.        Exchange Controls. As a condition to this grant of Units, the Employee agrees to comply with any applicable foreign exchange rules and regulations.

14.        Compliance with Applicable Laws and Regulations.

(a)         The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed.

(b)         Regardless of any action the Company or its Subsidiaries take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Employee’s participation in the Program and legally applicable to the Employee or deemed by the Company or its Subsidiaries to be an appropriate charge to the Employee even if technically due by the Company or its Subsidiaries (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or its Subsidiaries. The Employee further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, lapse of Restrictions or settlement of the Units, the issuance of Shares upon payment of the Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee has become subject to tax in more than one (1) jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one (1) jurisdiction.

15.        Code Section 409A. Payments made pursuant to this Agreement are intended to be exempt from or to otherwise comply with the provisions of Code Section 409A to the extent applicable. The Program and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that any payments under this Agreement are subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Employee’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A.

To the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, the Employee shall not be deemed to have had a Termination unless the Employee has incurred a “separation from service” as defined in Treasury Regulation §1.409A-1(h), and amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following the Employee’s Termination (including Retirement) shall instead be paid on the first business day after the date that is six (6) months following the Employee’s Termination (or upon the Employee’s death, if earlier). For purposes of Code Section 409A, to the extent applicable: (i) all payments provided hereunder shall be treated as a right to a series of separate payments and each separately identified amount to which the Employee is entitled under this Agreement shall be treated as a separate payment; (ii) the term “as soon as administratively possible” means a period of time that is within 60 days after the Termination due to death or Disability (as applicable); and (iii) the date of the Employee’s Disability shall be determined by the Company in its sole discretion.

Although this Agreement and the payments provided hereunder are intended to be exempt from or to otherwise comply with the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the payments provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisers shall be liable to the Employee (or any other individual claiming a benefit through the Employee) for any tax, interest, or penalties the Employee may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Employee from the obligation to pay any taxes pursuant to Code Section 409A.

16.        No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Units, the Employee’s participation in the Program or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program.

17.        Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Program, on the Units and on any Shares acquired under the Program, to the extent the Company or its Subsidiaries determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Program, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Employee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Employee’s country. In addition, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal obligations under local laws, rules and regulations in the Employee’s country.

18.        Determinations. Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Employee, the Employee’s Representative, and the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution.

19.        Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.        Addendum. This grant of Units shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s relocation). The Addendum constitutes part of this Agreement.

21.        Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

22.        Entire Agreement. This Agreement and the Program constitute the entire agreement between the Employee and the Company regarding the Award and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Award. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed, clarified, or interpreted by the parties, except in a writing specifying the modification, change, clarification, or interpretation, and signed by a duly authorized Company officer.

23.        Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Employee, the Employee’s Representative, and the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution.

24.        Language. If the Employee has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the U.S. State of Illinois without giving effect to any state’s conflict of laws principles.

26.        Venue. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Lake County, Illinois, USA.

*               *                 *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the grant date above set forth.

ABBOTT LABORATORIES
By
Robert B. Ford
President and Chief Executive Officer

ADDENDUM TO THE ABBOTT LABORATORIES

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

In addition to the terms and conditions set forth in the Agreement, the Award is subject to the following terms and conditions. All defined terms contained in this Addendum shall have the same meaning as set forth in the Program. If the Employee is employed in a country identified in the Addendum, the additional terms and conditions for such country shall apply. If the Employee transfers residence and/or employment to a country identified in the Addendum, the additional terms and conditions for such country shall apply to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local law or to facilitate administration of the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer).

EUROPEAN UNION / EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM

Data Privacy. The following provision replaces Section 10 of the Agreement in its entirety:

Pursuant to applicable personal data protection laws, Abbott and the Subsidiary that employs the Employee (the “Employer”) hereby notifies the Employee of the following in relation to the Employee’s Personal Data (defined below) and the collection, processing and transfer in electronic or other form of such Personal Data in relation to the administration of the Units and the Employee’s participation in the Program. The collection, processing and transfer of the Employee’s Personal Data is necessary for the legitimate purpose of Abbott and the Employer’s administration of the Units and the Employee’s participation in the Program, and the Employee’s denial and/or objection to the collection, processing and transfer of Personal Data may affect the Employee’s participation in the Program. As such, by accepting the Units, the Employee acknowledges the collection, use, processing and transfer of Personal Data as described herein.

Abbott and the Employer hold certain personally identifiable information about the Employee, specifically, the Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in Abbott, details of all Units or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program (“Personal Data”). The Personal Data may be provided by the Employee or collected, where lawful, from third parties. Abbott or the Employer each act as controllers of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing the Employee’s participation in the Program and meeting related legal obligations associated with these actions.

The processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within Abbott’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and other aspects of the employment relationship and for the Employee’s participation in the Program.

Abbott and the Employer will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and Abbott and the Employer may each further transfer Personal Data to third parties assisting Abbott or the Employer in the implementation, administration and management of the Program, including UBS

Financial Services Inc. or any successor or other third party that Abbott, the Employer or UBS Financial Services Inc. (or its successor) may engage to assist with the administration of the Program from time to time. These recipients may be located in the European Economic Area, Switzerland, the United Kingdom, or elsewhere throughout the world, such as the United States. By participating in the Program, the Employee understands that these recipients may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Program, including any requisite transfer of such Personal Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Program. The Employee further understands that he or she may request a list with the names and addresses of any potential recipients of the Employee’s Personal Data by contacting the Employee’s local human resources manager or Abbott's human resources Department. When transferring Personal Data to these potential recipients, Abbott and the Employer provide appropriate safeguards in accordance with EU Standard Contractual Clauses, the EU-U.S. Privacy Shield Framework, or other legally binding and permissible arrangements. The Employee may request a copy of such safeguards from the Employee’s local human resources manager or Abbott's human resources department.

To the extent provided by law, the Employee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Employee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Program herein, in any case without cost, by contacting in writing the Employee’s human resources manager. The Employee’s provision of Personal Data is a contractual requirement. The Employee understands, however, that the only consequence of refusing to provide Personal Data is that Abbott and the Employer may not be able to let the Employee participate in the Program, or grant other equity awards or administer or maintain such awards. For more information on the consequences of the Employee’s refusal to provide Personal Data, the Employee understands that the Employee may contact his or her local human resources manager or Abbott's human resources department.

When Abbott and the Employer no longer need to use Personal Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Personal Data from their systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Employee can no longer be identified from it.

ALGERIA

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

AUSTRALIA

1.          Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Program, the Employee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Program if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

2.          Australian Offer Document. In addition to the Agreement and the Program, the Employee must review the Australian Offer Document and the Australian Addendum to the Program for additional important information pertaining to the Award. Both of these documents can be accessed in the library section of the UBS website at www.ubs.com/onesource/abt. By accepting the Award, the Employee acknowledges and confirms that the Employee has reviewed these documents.

BRAZIL

Labor Law Acknowledgment. The Employee agrees, for all legal purposes, (i) the benefits provided under the Agreement and the Program are the result of commercial transactions unrelated to the Employee’s employment; (ii) the Agreement and the Program are not a part of the terms and conditions of the Employee’s employment; and (iii) the income from the Units, if any, is not part of the Employee’s remuneration from employment.

CANADA

1.          Settlement in Shares. Notwithstanding anything to the contrary in the Agreement, Addendum or the Program, the Award shall be settled only in Shares (and may not be settled in cash).

2.          Resale Restriction. The Employee understands that the Employee is permitted to sell Shares acquired under the Program through the designated broker appointed under the Program, provided the resale of Shares takes place outside of Canada through the facilities of the stock exchange on which the Shares are traded. The principal market for the Shares is the New York Stock Exchange under the symbol "ABT". Shares are also listed on the Chicago Stock Exchange and traded on various regional and electronic exchanges. Outside the United States, the Shares are listed on the SIX Swiss Exchange.

3.          English Language. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

4.          Data Privacy. The following provision supplements Section 10 of the Agreement:

The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Program. The Employee further authorizes the Company and any of its Subsidiaries to disclose and discuss the Program with their advisors. The Employee further authorizes the Company and any of its Subsidiaries to record such information and to keep such information in the Employee’s employee file.

CHILE

Private Placement. The following provision shall replace Section 12 of the Agreement:

The grant of the Units hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)    The starting date of the offer will be the Grant Date (as defined in the Agreement), and this offer conforms to General Ruling no. 336 of the Chilean Commission for the Financial Market;

b)    The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight;

c)    The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Commission for the Financial Market; and

d)    The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)    La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Grant Date”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General n° 336 de la Comisión para el Mercado Financiero de Chile;

b)    La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comisión para el Mercado Financiero de Chile, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)    Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y

d)    Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

CHINA

The following provisions shall apply to individuals who are subject to the People’s Republic of China (“China”) exchange control requirements, as determined by the Company in its sole discretion:

1.          Treatment of Units upon Retirement. Provided that the Employee is not subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, if the Employee experiences a Termination due to Retirement, Restrictions on the Units shall lapse on the date of the Termination, and any Units not previously settled on a Delivery Date shall be settled in the form of Shares as soon as administratively possible after, and effective as of, the date of Termination.

2.          Foreign Exchange Control Laws. The Employee agrees to hold the Shares received upon settlement of the Units with the Company’s designated broker. Upon a Termination, the Employee shall be required to sell all Shares issued pursuant to the Units within 90 days (or such shorter period as may be required by the State Administration of Foreign Exchange) of the Termination date and repatriate the sales proceeds to China in the manner designated by the Company. For purposes of the foregoing, the Company shall establish procedures for effectuating the forced sale of the Shares (including procedures whereby the Company may issue sell instructions on behalf of the Employee), and the Employee hereby agrees to comply with such procedures and take any and all actions as the Company determines, in its sole discretion, are necessary or advisable for purposes of complying with local laws, rules and regulations in China.

The Employee understands and agrees that the repatriation of dividends and sales proceeds may need to be effected through a special exchange control account established by the Company or its Subsidiaries, and the Employee hereby consents and agrees that sales proceeds from the sale of Shares acquired under the Program may be transferred to such account by the Company on the Employee’s behalf prior to being delivered to the Employee. The sales proceeds may be paid to the Employee in U.S. dollars or local currency at the Company’s discretion. If the sales proceeds are paid to the Employee in U.S. dollars, the Employee understands that the Employee will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the sales proceeds are paid to the Employee in local currency, the Employee acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the dividends and proceeds to local currency due to exchange control restrictions. The Employee agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to the Employee. The Employee further agrees to comply with any other requirements that may be imposed by the Company or its Subsidiaries in China in the future in order to facilitate compliance with exchange control requirements in China. The Employee agrees to be subject to these restrictions even after Termination.

Neither the Company nor any of its Subsidiaries shall be liable for any costs, fees, lost interest or dividends or other losses the Employee may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Program, the Agreement and the Units in accordance with Chinese law including, without limitation, any applicable State Administration of Foreign Exchange rules, regulations and requirements.

CROATIA

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

DENMARK

Treatment of Units upon Termination. Notwithstanding any provisions in the Agreement to the contrary, if the Employee is determined to be an “Employee,” as defined in Section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships, as in effect prior to January 1, 2019 (the “Stock Option Act”), the treatment of the Units upon a Termination shall be governed by Sections 4 and 5 of the Stock Option Act. However, if the provisions in the Agreement or the Program governing the treatment of the Units upon a Termination are more favorable, the provisions of the Agreement or the Program will govern.

FINLAND

Withholding of Tax-Related Items. Notwithstanding Section 7 of the Agreement, if the Employee is a local national of Finland, any Tax-Related Items shall be withheld only in cash from the Employee’s regular salary/wages or other amounts payable to the Employee in cash, or such other withholding methods as may be permitted under the Program and allowed under local law.

FRANCE

1.          Nature of the Award. The Units are not granted under the French specific regime provided by Articles L225-197-1 and seq. of the French commercial code.

2.          English Language. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

HONG KONG

1.          Settlement in Shares. Notwithstanding anything to the contrary in the Agreement, Addendum or the Program, the Award shall be settled only in Shares (and may not be settled in cash).

2.          Lapse of Restrictions. If, for any reason, Shares are issued to the Employee within six (6) months of the Grant Date, the Employee agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.

3.          IMPORTANT NOTICE. WARNING: The contents of the Agreement, the Addendum, the Program, and all other materials pertaining to the Units and/or the Program have not been reviewed by any regulatory authority in Hong Kong. The Employee is hereby advised to exercise caution in relation to the offer thereunder. If the Employee has any doubts about any of the contents of the aforesaid materials, the Employee should obtain independent professional advice.

4.          Wages. The Units and Shares subject to the Units do not form part of the Employee’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

5.          Nature of the Program. The Company specifically intends that the Program will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Program constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Units shall be null and void.

INDIA

Repatriation Requirements. As a condition of this Award, the Employee agrees to repatriate all sales proceeds and dividends attributable to Shares acquired under the Program in accordance with local foreign exchange rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.

ISRAEL

1.          Securities Law Notice. The Israeli Securities Authority granted to the Company an exemption from the requirement to file a prospectus with respect to the Program. A copy of the Program and the Form S-8 registration statement for the Program filed with the United States Securities and Exchange Commission can be accessed in the library section of the UBS website at www.ubs.com/onesource/abt or are available free of charge upon request from the Employee’s local human resources department.

2.          Holding and Sale of Shares. In consideration for the grant of the Award, the Employee agrees to hold the Shares received upon settlement of the Units subject to the Award and any and all previously granted restricted stock units with the Company’s designated broker. The Employee understands and agrees that upon the Employee’s sale of Shares, unless otherwise determined by the Company, (a) the repatriation of sales proceeds shall be effected through the Subsidiary that employs the Employee, (b) the Subsidiary that employs the Employee will withhold the requisite tax and other mandatory withholding (e.g., National Insurance payments) from the sales proceeds and (c) the Subsidiary that employs the Employee will transfer the remaining sale proceeds (net of the requisite tax and other mandatory withholding) to the Employee. The Employee acknowledges and agrees that the process and requirements set forth herein shall continue to apply following the Employee’s Termination.

3.          Indemnification for Tax Liabilities. As a condition of the grant of Units, the Employee expressly consents and agrees to indemnify the Company and/or its Subsidiaries and hold them harmless from any and all liability attributable to taxes, interest or penalties thereon, including without limitation, liabilities relating to the necessity to withhold any taxes.

MEXICO

1.          Commercial Relationship. The Employee expressly acknowledges that the Employee’s participation in the Program and the Company’s grant of the Award does not constitute an employment relationship between the Employee and the Company. The Employee has been granted the Award as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs the Employee, and the Company’s Subsidiary in Mexico is the Employee’s sole employer. Based on the foregoing: (a) the Employee expressly acknowledges that the Program and the benefits derived from participation in the Program do not establish any rights between the Employee and the Subsidiary in Mexico that employs the Employee; (b) the Program and the benefits derived from participation in the Program are not part of the employment conditions and/or benefits provided by the Subsidiary in Mexico that employs the Employee; and (c) any modifications or amendments of the Program or benefits granted thereunder by the Company, or a termination of the Program by the Company, shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Subsidiary in Mexico.

2.          Extraordinary Item of Compensation. The Employee expressly recognizes and acknowledges that the Employee’s participation in the Program is a result of the discretionary and unilateral decision of the Company, as well as the Employee’s free and voluntary decision to participate in the Program in accord with the terms and conditions of the Program, the Employee’s Agreement and this Addendum. As such, the Employee acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Employee’s participation in the Program at any time and without any liability. The value of the Units is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. The Units are not part of the Employee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Subsidiary in Mexico that employs the Employee.

MOROCCO

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

NETHERLANDS

Waiver of Termination Rights. The Employee waives any and all rights to compensation or damages as a result of a Termination, insofar as those rights result or may result from: (a) the loss or diminution in value of such rights or entitlements under the Program; or (b) the Employee ceasing to have rights, or ceasing to be entitled to any Awards under the Program as a result of such Termination.

NEW ZEALAND

Securities Law Notice.

Warning

This is an offer of Units which, upon vesting and settlement in accordance with the terms of the Program and the Agreement, will be converted into Shares. Shares give you a stake in the ownership of Abbott Laboratories. You may receive a return if dividends are paid.

If Abbott Laboratories runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing.

Prior to the vesting and settlement of the Units, you will not have any rights of ownership (e.g., voting rights) with respect to the underlying Shares.

No interest in any Units may be transferred (legally or beneficially), assigned, mortgaged, charged or encumbered.

The Shares are quoted on the New York Stock Exchange. This means that if you acquire Shares under the Program, you may be able to sell them on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.

You also are hereby notified that the documents listed below are available for review on sites at the web addresses listed below:

1.    Abbott Laboratories’ most recent Annual Report (Form 10-K): https://www.sec.gov/cgi-bin/browse-edgar?CIK=abt&owner=exclude&action=getcompany&Find=Search

2.    Abbott Laboratories’ most recent published financial statements (Form 10-Q or 10-K) and the auditor’s report on those financial statements: https://www.sec.gov/cgi-bin/browse-edgar?CIK=abt&owner=exclude&action=getcompany&Find=Search

3.    The Abbott Laboratories 2017 Incentive Stock Program: This document can be accessed in the library section of the UBS website at www.ubs.com/onesource/abt.

4.    Abbott Laboratories 2017 Incentive Stock Program Prospectus: This document can be accessed in the library section of the UBS website at www.ubs.com/onesource/abt.

A copy of the above documents will be sent to you free of charge on written request being mailed to: Senior Manager, Equity Programs, Abbott Laboratories, D058G, AP6B-2, Abbott Park, IL 60064, USA.]

PAKISTAN

1.          Repatriation Requirements. As a condition of this Award, the Employee agrees to repatriate all Dividend Equivalents and all sales proceeds and dividends attributable to Shares acquired under the Program in accordance with local foreign exchange rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.

2.          Exchange Control Obligations. To the extent applicable, the Employee is required to comply with certain consent and reporting requirements to the State Bank of Pakistan (Pakistan’s central bank) under the exchange control laws of Pakistan. As the exchange control regulations can change frequently and at times, without notice, the Employee should consult his or her legal advisor prior to acquiring or selling Shares under the Program to ensure compliance with current regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.

PHILIPPINES

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

ROMANIA

1.          Termination. A Termination shall include the situation where the Employee’s employment contract is terminated by operation of law on the date the Employee reaches the standard retirement age and has completed the minimum contribution record for receipt of state retirement pension or the relevant authorities award the Employee an early-retirement pension of any type.

2.          English Language. The Employee hereby expressly agrees that this Agreement, the Program as well as all documents, notices and proceedings entered into, relating directly or indirectly hereto, be drawn up or communicated only in the English language. Angajatul consimte în mod expres prin prezentul ca acest Contract, Programul precum şi orice alte documente, notificări, înştiinţări legate direct sau indirect de acest Contract să fie redactate sau efectuate doar în limba engleză.

RUSSIA

1.          Sale or Transfer of Shares. Notwithstanding anything to the contrary in the Program or the Agreement, the Employee shall not be permitted to sell or otherwise dispose of the Shares acquired pursuant to the Award in Russia. The Employee may sell the Shares only through a broker established and operating outside Russia.

2.          Cash Payments to a Russian Bank Account. The Employee agrees to promptly repatriate proceeds resulting from the sale of Shares acquired under the Program to a foreign currency account at an authorized bank in Russia if legally required at the time Shares are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.

SINGAPORE

Qualifying Person Exemption. The grant of the Award under the Program is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”). The Program has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Employee should note that, as a result, the Award is subject to section 257 of the SFA and the Employee will not be able to make: (a) any subsequent sale of the Shares underlying the Award in Singapore; or (b) any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

SOUTH AFRICA

1.          Exchange Control Obligations. The Employee is solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, the Employee should consult the Employee’s legal advisor prior to the acquisition or sale of Shares under the Program to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws.

2.          Securities Law Information and Deemed Acceptance of Units. Neither the Units nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96(1)(g)(ii) of the Companies Act, 71 of 2008 (the “Companies Act”) and is not subject to the supervision of any South African governmental authority.

Pursuant to Section 96(1)(g)(ii) of the Companies Act, the Units offer must be finalized within six (6) months following the date the offer is communicated to the Employee. If the Employee does not want to accept the Units, the Employee is required to decline the Units no later than the six (6) months following the date the offer is communicated to the Employee. If the Employee does not reject the Units within six (6) months following the date the offer is communicated to the Employee, the Employee will be deemed to accept the Units.

SPAIN

1.          Acknowledgement of Discretionary Nature of the Program; No Vested Rights

By accepting the Award, the Employee consents to participation in the Program and acknowledges receipt of a copy of the Program.

The Employee understands that the Company has unilaterally, gratuitously and in its sole discretion granted Units under the Program to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Employee understands that the Units are granted on the assumption and condition that the Units and the Shares acquired upon settlement of the Units shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Employee understands that this grant would not be made to the Employee but for the assumptions and conditions referenced above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason the Award shall be null and void.

The Employee understands and agrees that, as a condition of the Award, unless otherwise provided in Section 4 of the Agreement, any unvested Units as of the date the Employee ceases active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of Termination. The Employee acknowledges that the Employee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a Termination on the Units.

2.          Termination for Cause. Notwithstanding anything to the contrary in the Program or the Agreement, “Cause” shall be as defined as set forth in the Agreement, regardless of whether the Termination is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

TUNISIA

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

UKRAINE

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

UNITED KINGDOM

1.          Withholding Taxes. The following provision supplements Section 7 of the Agreement.

The Employee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Subsidiary in the United Kingdom that employs the Employee (the “Employer”) or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she would not be eligible to have the Company or the Employer cover any income tax liability on his or her behalf. In this case, any income tax not collected from or paid by the Employee within 90 days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred (or such other period specified in U.K. law) will constitute a benefit to the Employee on which additional income tax and national insurance contributions (“NICs”) will be payable. The Employee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Employee by any of the means referred to in Section 7 of the Agreement.

2.          Exclusion of Claim. The Employee acknowledges and agrees that the Employee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Employee’s ceasing to have rights under or to be entitled to the Units, whether or not as a result of Termination (whether the Termination is in breach of contract or otherwise), or from the loss or diminution in value of the Units. Upon the grant of the Award, the Employee shall be deemed to have waived irrevocably any such entitlement.

UZBEKISTAN

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.

VIETNAM

Settlement in Cash.  Notwithstanding Section 4 of the Agreement or any other provision in the Agreement to the contrary, pursuant to Section 11 of the Agreement, the Units will be settled in the form of a cash payment, except as otherwise determined by the Company.